Exhibit 5.1

[LETTERHEAD OF SCHRECK BRIGNONE]

August 22, 2005

Cymer, Inc.

16750 Via Del Campo Court

San Diego, California 92127

Ladies and Gentlemen:

We have acted as special Nevada counsel to Cymer, Inc., a Nevada corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), covering the registration of up to 1,000,000 shares (the “Shares”) of the Company’s common stock, par value $.001 per share, issuable pursuant to the Company’s 2005 Equity Incentive Plan (the “Plan”).

In rendering the opinions hereinafter expressed, we have examined the Registration Statement, the Plan, the Company’s Articles of Incorporation and Bylaws, each as amended to date, and such other documents, records, certificates, memoranda and instruments as we have deemed necessary as a basis for this opinion.  We have also obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for purposes of this opinion.

Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification, that (i) each document we reviewed has been duly and validly executed and delivered by each party thereto to the extent due execution and delivery are a prerequisite to the effectiveness thereof, (ii) each natural person executing a document has sufficient legal capacity to do so, (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document and (iv) all corporate records made available to us by the Company and all public records reviewed are accurate and complete.

We are qualified to practice law in the State of Nevada.  The opinions set forth herein are expressly limited to the effect of the corporate laws of the State of Nevada and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect thereon, of, the laws of any other jurisdiction.  We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to any orders, consents or other authorizations or approvals as may be required by any federal law, including any federal securities law, or any state securities or “Blue Sky” laws.

On the basis of the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Shares, when and to the extent issued and sold in accordance with the Plan and the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon the applicable Nevada law in effect and the facts in existence as of the date of this letter.  In delivering this letter to you, we assume no obligation, and we advise you that we shall make no effort, to update the opinions set forth herein, to conduct any inquiry into the continued accuracy of such opinions, or to apprise the Company or its counsel of any facts, matters, transactions, events or occurrences taking place, and of which we may acquire knowledge, after the date of this letter, or of any change in any applicable law or facts occurring after the date of this letter, which may affect the opinions set forth herein.  No opinions are offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ SCHRECK BRIGNONE